                                   SUBLEASE


     This Sublease is made on this the 21st day of May, 1998, between EXE TECHNOLOGIES, INC., a Delaware corporation ("Sublessor"), having an office at 640 Baldwin Tower Boulevard, Eddyston, Pennsylvania 19022 and BLI-8787, LTD., a Texas limited partnership ("Sublessee"), having its office at 8235 Douglas Avenue, Suite 200, Dallas, Texas 75225, and said parties hereby agree as follows:

                                   RECITALS

     1. This Sublease is made with reference to the following facts and objectives:

     a. Sublessee, as Lessor, and Sublessor, as Lessee, entered into a written Office Lease dated May 21,1998 (hereinafter referred to as the "Master Lease") covering floors 1 through 5 of the office building located at 8777 Stemmons Freeway as described in said Master Lease (the "Premises"), a copy of which is attached hereto as EXHIBIT "A" and made a part hereof.

     b. Sublessee desires to sublet from Sublessor approximately 2,000 square feet on the first floor and floor 5 of the Premises (the "Sublease Premises") comprising approximately 21,430 rentable square feet of space upon the terms and conditions contained in this Sublease.

     2. PREMISES. Sublessor hereby leases to Sublessee the Sublease Premises upon the terms set forth herein.

     3. TERM: POSSESSION. The term of this Sublease shall commence on the Commencement Date as defined in the Master Lease (which shall be the "Effective Date" of this Sublease) and shall terminate on the date of termination of the Master Lease, including any renewals or extensions pursuant to Options under the Master Lease. Sublessor shall deliver possession of the Sublease Premises to Sublessee upon the Effective Date.

     4. RENT. Sublessee shall pay to Sublessor as annual Base Rent, the sum of $421,528.10 per year for months 7 through 66 and $453,887.40 per year for months 67 through 126, which rent will be paid via a credit from Sublessee to Sublessor in the amount of $35,127.35 per month for months 7 through 66 and $37,823.95 per month for months 67 through 126, against the Base Rent due under the Master Lease.

     5. NOTICES. All communications shall be forwarded by certified mail, return receipt requested, postage prepaid, addressed to:

     Sublessor:  EXE Technologies, Inc.
                 300 Baldwin Tower Boulevard
                 Eddyston, Pennsylvania 19022

     Sublessee:  BLI-8787, Ltd.
                 8235 Douglas Avenue, Suite 200
                 Dallas, Texas 75225
                 Attention: David A. Lane

subject to the right of either party to designate by notice in writing, forwarded in compliance with this Paragraph 5 any new address to which communications and installments of rent may be sent.

     6. INCORPORATION BY REFERENCE; ASSUMPTION. The terms and provisions of the Master Lease are incorporated by reference into this Sublease as if fully set forth herein and this Sublease is subject to the terms and conditions of the Master Lease except that


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in the event of a conflict between the Master Lease and this Sublease the terms of the Sublease shall control. For the purpose of interpreting this Sublease in conjunction with an interpretation of its application to the Master Lease, whenever the term "Lessee" appears in the Master Lease the word "Sublessee" shall be inserted and whenever the term "Lessor" appears, the word "Sublessor" shall be inserted. Unless otherwise specifically provided in this Sublease, Sublessee shall have all the rights Sublessor, as Lessee, has under the Master Lease with respect to the Sublease Premises.

     It is intended that Sublessor and Sublessee shall each be responsible for a pro rata share of all Additional Rent due under the Master Lease including charges for real estate and personal property taxes, assessments, maintenance, insurance, utilities, etc., to the end that all such obligations under the Master Lease imposed expressly or by operation of law against the Sublessor shall be timely discharged by Sublessor or Sublessee. Sublessor shall be responsible for 77.86% of Lessee's Pro Rata Share of Excess Real Estate Taxes and 77.86% of Lessee's Pro Rata Share of Excess Operating Expenses, and Sublessee shall be responsible for eighty percent (80%) of Lessee's Pro Rata Share of Excess Real Estate Taxes and eighty percent (80%) of Lessee's Pro Rata Share of Excess Operating Expenses. So for example, Sublessor's current share of Lessee's Pro Rata Share of Excess Operating Expenses is 38.15% (calculated by .7786 multiplied by the 49% Lessee's Pro Rata Share currently applicable under the Master Lease) and Sublessor's current share of Lessee's Pro Rata Share of Excess Real Estate Taxes is
 .7786% (calculated by .20 multiplied by the 100% Lessee's Pro Rata Share currently applicable under the Master Lease), and Sublessee's current share of Lessee's Pro Rata Share of Excess Operating Expenses is 10.85% (calculated by .2214 multiplied by the 49% Lessee's Pro Rata Share currently applicable under the Master Lease), and Sublessee's current share of Lessee's Pro Rata Share of Excess Real Estate Taxes is 22.14% (calculated by .2214 multiplied by the 100% Lessee's Pro Rata Share currently applicable under the Master Lease).

     Sublessee shall assume and timely perform Lessee's obligations under the Master Lease with respect to the Sublease Premises; provided, to the extent that Master Landlord waives such obligations, Sublessee shall not be required to perform such obligations. Sublessor shall continue to remain responsible for Lessee's obligations under the Master Lease with respect to the Premises, excluding the Sublease Premises. Sublessor does not assume, and shall not be responsible to perform, any of Lessor's obligations under the Master Lease with respect to the Sublease Premises.

     7. BROKERAGE COMMISSION. The parties represent to one another that no other party is entitled to a brokerage fee relating to this Sublease, by, through or under such party. Each of the parties indemnifies the other against claims for any loss, damage, judgment, fees or costs regarding a brokerage commission asserted against a party hereto due to the acts or omissions of such indemnitor.

     8. CONDITIONS OF DELIVERY. Sublessee shall accept possession of the Premises in its present, "AS IS" condition without any warranties or representations by Sublessor and in reliance upon Sublessee's inspection of the Premises.

     9. NON-MERGER. Sublessor and Sublessee acknowledge and agree that the Sublease, Master Lease and fee title in and to the Premises shall not merge, but shall remain separate and distinct, despite the fact that BLI-8787, Ltd. is the owner of fee simple title to the Premises and is the Master Landlord under the Master Lease and the Sublessee under this Sublease.

     10. ASSIGNMENT AND SUBLEASE. Sublessee may assign or sublet all or any part of the Sublease Premises without the prior written consent of the Sublessor, subject to the right of first refusal hereinafter set forth, and any profits received from such assignment or sublease shall be for the sole benefit of Sublessee. Sublessor may not assign its rights or obligations hereunder without the prior written consent of Sublessee, which may be withheld in Sublessee's sole and absolute discretion.


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     11.  RIGHT OF FIRST REFUSAL/OPTION. Sublessee hereby grants to Sublessor a right of first refusal to lease all or any portion of the Sublease Premises upon the following terms and conditions. In the event that Sublessee receives a bona fide offer from a third party to sub-sublease (the "Outside Offer") all or a part of the Sublease Premises which Sublessee desires to accept, Sublessee will notify Sublessor ("Sublessee's Notice") of the rental rate and other terms and provisions of any such proposed Outside Offer, and Sublessor will have the right within five (5) business days after Sublessee's Notice to provide written notice to Sublessee of Sublessor's desire to negotiate a lease on such portion of the Sublease Premises upon the same general terms and conditions as set forth in Sublessee's Notice; provided, however, in the event that Sublessor fails to provide Sublessee such written notice within five (5) business days after Sublessee's Notice then Sublessor shall be deemed to have waived its rights hereunder and Sublessee may negotiate and enter into a lease on the Sublease Premises upon the general terms and conditions as provided in Sublessee's Notice. In the event that Sublessor notifies Sublessee in writing within five (5) business days after Sublessee's Notice that Sublessor desires to lease such portion of the Sublease Premises upon such general terms and conditions as provided in Sublessee's Notice, then Sublessee and Sublessor shall execute an amendment hereto acknowledging that Sublessor is leasing such portion of the Sublease Premises upon the same terms and conditions as set forth in the Master Lease, except as otherwise provided in the Outside Offer.

     Notwithstanding anything to the contrary contained in this Paragraph 11 hereof, the lease rate and tenant allowance shall be consistent with the terms of the Master Lease with respect to any of the Sublease Premises, in the event that Sublessor accepts Sublessee's Notice (and Sublessor and Sublessee execute an amendment hereto acknowledging that Sublessor is leasing the Sublease Premises upon the same terms as the Master Lease) on such space within the first twelve (12) months of the lease term. Notwithstanding anything herein to the contrary, Sublessor shall have an option to lease the fifth floor of the Sublease Premises upon the terms and conditions of the Master Lease for a period of twelve (12) months after the Effective Date hereof, and Sublessee shall not lease the fifth floor of the Sublease Premises to any third party during such twelve (12) month period without the prior written consent of Sublessor which consent of Sublessor shall be deemed granted if the lease to the third party allows Sublessee to terminate such lease upon thirty (30) days prior written notice. Notwithstanding anything herein to the contrary, Sublessor and Sublessee shall each cooperate with one another in connection with qualification for tax incentives for the Premises and the Office Complex of which it is a part. Notwithstanding anything to the contrary herein, the right of first refusal shall expire and be waived as to all or any portion of the Sublease Premises upon which Sublessee complies with the provisions of this paragraph and Sublessor waives or is deemed to have waived its right in the event that Sublessee then leases such portion of the Sublease Premises under the Outside Offer.

                                       SUBLESSOR:

                                       EXE TECHNOLOGIES, INC.


                                       By: /s/ Raymond R. Hood
                                          ------------------------------------
                                       Printed Name:      Raymond R. Hood
                                                    --------------------------
                                       Title:         President & CEO
                                             ---------------------------------


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                                       SUBLESSEE:

                                       BLI-8787, LTD.,
                                       a Texas limited partnership


                                       By:  Barnett Lane Investments, Inc.,
                                            a Texas corporation, general partner


                                       By: /s/ David A. Lane
                                          ------------------------------------
                                       Printed Name:     David A. Lane
                                                    --------------------------
                                       Title:           President
                                             ---------------------------------


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                                   EXHIBIT "A"


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